                                                                             3.2

                       ARTICLES AND CERTIFICATE OF MERGER
                                       of
                    THE VACATION EMPORIUM INTERNATIONAL, INC.
                            (A Colorado Corporation)
                                      Into
                          VACATION EMPORIUM CORPORATION
                             (A Nevada Corporation)

            Pursuant to Section 92A.190 of the Nevada General Corporation Law and Section 7-111-107 of the Colorado Business Corporation Act, the two undersigned corporations (the "Constituent Corporations") adopt the following Articles and Certificate of Merger for the purpose of merging them into one corporation (the "Merger"), and each corporation hereby certifies to the information below with respect to the Merger:

            FIRST: The names and state of incorporation of the two Constituent Corporations effecting the Merger are:

                     Name                    Domicile            Status
                     ----                    --------            ------
VACATION EMPORIUM CORPORATION                Nevada      Surviving Corporation
THE VACATION EMPORIUM INTERNATIONAL, INC.    Colorado    Assimilated Corporation

            SECOND: The name of the Surviving Corporation in the Merger shall be VACATION EMPORIUM CORPORATION. Section 7-111-107 of the Colorado Business Corporation Act and Section 92A.190 of the Nevada General Corporation Law permits this Merger. The Surviving Corporation has authorized 50,000,000 common shares, $.001 par value, of which 100 shares (all owned by Assimilated Corporation) are issued and outstanding, and 5,000,000 preferred shares, $.001 par value, none of which have been issued or are outstanding. The Assimilated Corporation has authorized 500,000,000 common shares, $.00001 par value, 7,050,000 of which are issued and outstanding, and 20,000,000 preferred shares, without par value, none of which have been issued or are outstanding.

            THIRD: The Merger shall not effect any change in the Certificate of Incorporation of the Surviving Corporation as in effect on the date these Articles and Certificate of Merger are duly filed with the respective Secretaries of State of the States of Nevada and Colorado.

            FOURTH: A copy of the Merger Agreement dated June 18, 1999, setting forth the terms and conditions of the Merger and of the manner of converting the outstanding securities of the Assimilated Corporation into securities of the Surviving Corporation, is appended in the form executed to these Articles and Certificate of Merger as Exhibit A and is herein fully incorporated by reference, and will be furnished to any shareholder of a Constituent Corporation, without charge, who so requests.

            FIFTH: The Merger Agreement has been approved and adopted by the respective boards of directors of the Constituent Corporations and certified, executed and acknowledged by each of the Constituent Corporations in the manner prescribed by the respectively applicable laws of Nevada and Colorado.

            SIXTH: The Merger Agreement was duly approved, as follows:

                  (a) by the shareholders of the Assimilated Corporation on June
            18, 1999, voting 5,287,150 shares FOR and -0- AGAINST, out of a total of 7,050,000 voting shares issued and outstanding entitled to vote thereon, all of a class, a number sufficient for approval; and

                  (b) by the shareholders of the Surviving Corporation on June
            18, 1999, voting 100 shares FOR and -0- AGAINST, out of a total of 100 voting shares issued and outstanding entitled to vote thereon, all of a class, a number sufficient for approval.

            SEVENTH: An executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, which is located at 90 Madison Street, Suite 707, Denver, Colorado 80206, and a copy thereof will be furnished without charge to any shareholder of a Constituent Corporation who so requests.

            EIGHTH: The Registered Office of the Surviving Corporation in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706, and the Registered Agent at such address is Laughlin Associates, Inc.

            NINTH: The Surviving Corporation in this Merger by execution and the due filing of these Articles of Merger hereby agrees that it:

                  (a) may be served with process in the State of Colorado in any proceeding for the enforcement of any obligation of the Assimilated Corporation and in any proceeding for the enforcement of the rights of any dissenting shareholder of the Assimilated Corporation against the Surviving Corporation;

                  (b) irrevocably appoints the Secretary of the Department of
            State of the State of Colorado as its agent to accept service of process in any such proceeding brought against the Assimilated Corporation in the State of Colorado, which should be served on the Surviving Corporation at the address set forth in Article SEVENTH above; and

                  (c) will promptly pay to the dissenting shareholders, if any, of the Assimilated Corporation the amount, if any, to which they are entitled under the provisions of the Colorado Business Corporation Act with respect to the rights of dissenting shareholders.

            TENTH: The Merger shall be effective when these Articles of Merger are duly filed for recordation with the office of the Secretary of State of the State of Nevada.

            IN WITNESS WHEREOF, these Articles and Certificate of Merger have been duly executed as of the date set forth below by the authorized officers of the Constituent Corporations.

Dated:  June 18, 1999

                                    VACATION EMPORIUM CORPORATION
                                    A Nevada Corporation


                                    By   /s/  John D. Brasher Jr.
                                       -------------------------------
                                        John D. Brasher Jr., President

ATTEST:


By  /s/  Elisabeth M. Crosse
   ----------------------------------
      Secretary or Assistant Secretary


                                    THE VACATION EMPORIUM
                                    INTERNATIONAL, INC.
                                    A Colorado Corporation

(SEAL)

                                    By  /s/ John D. Brasher Jr.
                                       -------------------------------
                                            John D. Brasher Jr., President

ATTEST:


By  /s/ Elisabeth M. Crosse
   ------------------------------------
        Secretary or Assistant Secretary

(SEAL)

                                  VERIFICATION

STATE OF COLORADO              )
                               ) ss.
COUNTY OF DENVER               )

            On this 18th day of June, 1999, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared John D. Brasher Jr., who being duly sworn, declared that he is the President of VACATION EMPORIUM CORPORATION, a Nevada corporation, that he executed the foregoing Articles and Certificate of Merger as the free act and deed of such corporation, and that he has signed his name thereto by order of the Board of Directors of such corporation.


X  /s/ Jennifer S. Myers              Commission Expires:
 -----------------------------------
       Notary Public

(SEAL)

STATE OF COLORADO              )
                               ) ss.
COUNTY OF DENVER               )

            On this 18th day of June, 1999, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared John D. Brasher Jr., who being duly sworn, declared that he is the President of THE VACATION EMPORIUM INTERNATIONAL, INC. a Colorado corporation, that he executed the foregoing Articles and Certificate of Merger as the free act and deed of such corporation, and that he has signed his name thereto by order of the Board of Directors of such corporation.


X  /s/ Jennifer S. Myers             Commission Expires:
 -----------------------------------
       Notary Public

(SEAL)

                                  VERIFICATION

STATE OF COLORADO              )
                               ) ss.
COUNTY OF DENVER               )

            On this 18th day of June, 1999, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Elisabeth M. Crosse, who being duly sworn, declared that she is the Secretary of VACATION EMPORIUM CORPORATION, a Nevada corporation, that she executed the foregoing Articles and Certificate of Merger as the free act and deed of such corporation, and that she has signed her name thereto by order of the Board of Directors of such corporation.


X    /s/  Jennifer S. Myers                  Commission Expires:
   -----------------------------------------
      Notary Public

(SEAL)

STATE OF COLORADO              )
                               ) ss.
COUNTY OF DENVER               )

            On this 18th day of June, 1999, before me, a Notary Public duly commissioned and qualified in and for the above stated jurisdiction, personally came and appeared Elisabeth M. Crosse, who being duly sworn, declared that she is the Secretary of THE VACATION EMPORIUM INTERNATIONAL, INC. a Colorado corporation, that she executed the foregoing Articles and Certificate of Merger as the free act and deed of such corporation, and that she has signed her name thereto by order of the Board of Directors of such corporation.


X  /s/ Jennifer S. Myers                     Commission Expires:
 -------------------------------------------
       Notary Public

(SEAL)

                                    EXHIBIT A

                                MERGER AGREEMENT
                                       of
                          VACATION EMPORIUM CORPORATION
                             (A Nevada Corporation)
                                       and
                    THE VACATION EMPORIUM INTERNATIONAL, INC.
                            (A Colorado Corporation)

            This Merger Agreement, dated as of June 18, 1999, is entered into pursuant to the provisions of Section 92A.190 of the General Corporation Law of Nevada and Section 7-111-107 of the Colorado Business Corporation Act, by and between VACATION EMPORIUM CORPORATION, a Nevada corporation (the "Survivor"), and THE VACATION EMPORIUM INTERNATIONAL, INC., a Colorado corporation (the "Assimilated"), both corporations being sometimes referred to herein as the "Constituent Corporations."

                                     RECITALS:

            A. Survivor is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 55,000,000 shares, of which 50,000,000 shares are designated as common stock, par value $.001, of which 100 shares are outstanding, and which 5,000,000 shares are designated as preferred shares, $.001 par value, none of which have been issued or are outstanding.

            B. Assimilated is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of 520,000,000 shares, $.00001 par value, of which 500,000,000 shares are designated as Common Stock and of which 20,000,000 shares are designated as Preferred Stock. A total of 7,050,000 shares of Common Stock are issued and outstanding. No preferred shares have been issued or are outstanding.

            C. The respective Boards of directors of Survivor and Assimilated have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders.

            Now therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, Survivor and Assimilated hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE I.        MERGER.

      1.1 Merger and Name Change. In accordance with the provisions of this Agreement, the General Corporation Law of Nevada, and the Colorado Business Corporation Act, Assimilated shall be merged with and into Survivor (the "Merger"), and the name of the surviving corporation shall be VACATION EMPORIUM CORPORATION.

      1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

            (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the respective requirements of the General Corporation Law of Nevada and the Colorado Business Corporation Act.

            (b) An executed counterpart of this Agreement shall have been filed with the Secretary of State of the State of Nevada; and

            (c) Executed Articles of Merger or other documents meeting the requirements of the Colorado Business Corporation Act shall have been filed with the Secretary of State of the State of Colorado.

      The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date."

      1.3 Certificate of Incorporation. The Certificate of Incorporation of Survivor as in effect immediately prior to the Effective Date shall continue in full force and effect as the Certificate of Incorporation of the Survivor until duly amended in accordance with the provisions thereof and applicable law.

      1.4 Bylaws. The Bylaws of Survivor as in effect immediately prior to the Effective Date shall continue in full force and effect as the Bylaws of Survivor without any change as a result of the Merger.

      1.5 Directors and Officers. The directors and officers of Survivor in office immediately prior to the Effective Date shall continue in office and shall constitute the directors and officers of Survivor until their respective successors shall have been elected and duly qualified or until otherwise provided by law, the Certificate of Incorporation of Survivor and the Bylaws of Survivor.

      1.6 Effect of Merger. Upon the Effective Date, the separate existence of Assimilated shall cease and the Survivor (i) shall continue to possess all of the assets, rights, powers and property of Survivor as constituted immediately prior to the Effective Date, shall be subject to all actions previously taken by the Board of Directors of Assimilated and shall succeed, without other transfer, to all of the assets, rights, powers and property of Assimilated, (ii) shall continue to be subject to all of the debts, liabilities and obligations of Assimilated as constituted immediately prior to the Effective Date and shall succeed, without other transfer, to all of the debts, liabilities and obligations of Assimilated in the same manner as if Survivor had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of Nevada and the Colorado Business Corporation Act.

ARTICLE II.       MANNER OF CONVERSION OF COMMON STOCK.

      2.1 Assimilated Common Stock. Upon the Effective Date, each share of common stock, $.00001 par value, of Assimilated issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by any holder of such shares or any other person, be converted into and exchanged for two (2) fully paid and nonassessable shares of Common Stock, $.001 par value, of Survivor (the "Merger Shares").

      2.2 Outstanding Common Stock of Survivor. Upon the Effective Date, each share of the 100 shares of Common Stock of Survivor issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

      2.3 Exchange of Certificates. On or after the Effective Date of the
Merger:

            (a) All of the outstanding certificates which prior to that time represented the outstanding Common Shares of Assimilated shall be deemed for all purposes to evidence ownership of and to represent the Merger Shares into which the shares of Assimilated represented by such certificates have been converted as herein provided. The registered owner on the books and records of Assimilated or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Survivor or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the Merger Shares evidenced by such outstanding certificate as above provided.

            (b) Each certificate evidencing Merger Shares issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Assimilated so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of Survivor in compliance with applicable laws.

            (c) If any certificate for Merger Shares is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Survivor that such tax has been paid or is not payable.

      2.4 Assumption of Benefit Plans. Upon the Effective Date, Survivor shall assume and continue both the 1996 Compensatory Stock Option Plan and the 1996 Employee Stock Compensation Plan of Assimilated, without change other than conforming changes in the corporate name, par value of common stock, governing law and similar non-substantive changes. Survivor and its Board of Directors shall have the same rights and powers in regard to such plans as Assimilated and its Board of Directors.

ARTICLE III.            GENERAL MATTERS.

      3.1 Covenants of Survivor. Survivor covenants and agrees that it will, on or before the Effective Date:

            (a) Qualify to do business as a foreign corporation in all states wherein its operations require it to qualify under applicable state laws.

            (b) File all documents with the franchise tax authorities of the State of Colorado necessary to the assumption by Survivor of all the franchise tax liabilities of Assimilated.

            (c) Take such other actions as may be required by the Colorado Business Corporation Act or other applicable law.

      3.2 Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger abandoned for any reason whatever by the Board of Directors of Survivor or Assimilated, or both, notwithstanding the approval of this Agreement and Merger by the shareholders of Assimilated or Survivor or both.

      3.3 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not (i) alter or change the amount or kind of Merger Shares to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (ii) alter or change any term of the Certificate of Incorporation of the Survivor to be effected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such Constituent Corporation.

      3.4 Expenses. Survivor shall pay all costs related to the Merger and necessary filings and actions in connection therewith.

      3.5 Mutual Covenants of Constituent Corporations. Survivor and Assimilated each agree that, between the date hereof and the Effective Date, it will not (i) enter into any employment contracts, (ii) grant any options, warrants or similar rights (nor any instrument or security containing such an option, warrant or similar right) exercisable for, exchangeable for or convertible into its common shares or other securities, (iii) issue any stock or other securities, including debt instruments, or (iv) declare or pay any dividends in stock or cash or make any other distribution on or with respect to its outstanding common stock. Either party may but need not abandon the Merger if the holders of more than 5% of the outstanding shares of Assimilated should dissent from the Merger.

      3.6 Registered Office. The Registered Office of the Survivor in the State of Nevada is located at 2533 North Carson Street, Carson City, Nevada 89706, and Laughlin Associates, Inc. is the Resident Agent of the Survivor at such address.

      3.7 Further Actions. If at any time Survivor shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest or to perfect or confirm of record in Survivor the title to any property or rights of Assimilated, or to otherwise carry out the provisions of this Agreement, then the proper officers and directors of Assimilated as of the Effective Date shall execute and deliver to Survivor any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in Survivor.

      3.8 Governing Law. This Agreement shall in all respects be interpreted and enforced in accordance with and governed by the laws of the State of Colorado.

      3.9 Counterparts. In order to facilitate the filing and recording of this Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

      3.10 Agreement. Executed copies of this Agreement will be on file at the principal place of business of Survivor located at 90 Madison Street, Suite 707, Denver, Colorado 80206, and copies thereof will be furnished to any shareholder of any Constituent Corporation upon request and without cost.

      IN WITNESS WHEREOF, this Agreement, having first been approved by resolution of the Boards of Directors Assimilated and survivor, is hereby executed on behalf of each of such corporations and attested by their respective officers thereto duly authorized.

                                         VACATION EMPORIUM CORPORATION
                                         A Nevada Corporation

                ATTEST:                  By /s/ John D. Brasher, Jr.
                                            -----------------------------------
                                                John D. Brasher, Jr., President


By /s/ Elisabeth M. Crosse
   ----------------------------------
    Secretary or Assistant Secretary


[SEAL]                                   THE VACATION EMPORIUM
                                         INTERNATIONAL, INC.
                                         A Colorado Corporation


ATTEST:                                  By /s/ John D. Brasher, Jr.
                                            -----------------------------------
                                              John D. Brasher, Jr., President


By /s/ Elisabeth M. Crosse
   ---------------------------------
    Secretary or Assistant Secretary


[SEAL]